CONSENT OF JOHN RAJALA

The undersigned hereby consents to the references to, and the information derived from, (i) the report titled “Masbate Gold Operation, Republic of Philippines, NI 43-101 Technical Report on Operations” dated effective December 31, 2016, (ii) the El Limon development information contained in the Annual Information Form which appears as Exhibit 99.1 to B2Gold Corp’s Annual Report on Form 40-F, (iii) the report titled “Otjikoto Gold Mine, Namibia NI 43-101 Technical Report” dated March 19, 2019, (iv) the scientific and technical information regarding engineering matters related to Fekola development contained in the Management’s Discussion and Analysis which appears as Exhibit 99.3 to B2Gold Corp’s Annual Report on Form 40-F, (v) the material change report of B2Gold Corp. dated effective March 26, 2019 with respect to the expansion study preliminary economic assessment for the Fekola mine, and to the references, as applicable, to the undersigned's name included in or incorporated by reference in this registration statement on Form S-8 of B2Gold Corp.

/s/ John Rajala
John Rajala

June 17, 2019